POWER OF ATTORNEY



       The undersigned, Textron Inc. ("Textron") a Delaware corporation, and the undersigned directors and officers of Textron, do hereby constitute and appoint Wayne W. Juchatz, Arnold
M. Friedman, Michael D. Cahn and Ann T. Willaman, and each of them, with full powers of substitution, their true and lawful attorneys and agents to do or cause to be done any and all acts and things and to execute and deliver any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable in order to enable Textron to comply with the Securities and Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing of Textron's Annual Report on Form 10-K for the fiscal year ended December 30, 1995, including specifically, but without limitation, power and authority to sign the names of the undersigned directors and officers in the capacities indicated below and to sign the names of such officers on behalf of Textron to such Annual Report filed with the Securities and Exchange Commission, to any and all amendments to such Annual Report, to any instruments or documents or other writings in which the original or copies thereof are to be filed as a part of or in connection with such Annual Report or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents, and each of them, shall do or cause to be done hereunder and such attorneys and agents, and each of them, shall have, and may exercise, all of the powers hereby conferred.

     IN WITNESS WHEREOF, Textron has caused this Power of Attorney to be executed and delivered in its name and on its behalf by the undersigned duly authorized officer and its corporate seal affixed, and each of the undersigned has signed his or her name thereto, on this 28th day of February, 1995.

                              TEXTRON INC.


                                  By /s/James F. Hardymon
                                      James F. Hardymon
                                      Chairman and Chief
                                      Executive Officer
ATTEST:

/s/Richard A. McWhirter
Richard A. McWhirter
Executive Vice President and
Corporate Secretary




/s/James F. Hardymon                /s/Barbara Scott Preiskel
James F. Hardymon                   Barbara Scott Preiskel
Chairman and Chief                  Director
Executive Officer, Director
(principal executive officer)

/s/Lewis B. Campbell                /s/ Brian H. Rowe
Lewis B. Campbell                   Brian H. Rowe
President and Chief Operating       Director
Officer, Director

/s/H. Jesse Arnelle                 /s/ Sam F. Segnar
H. Jesse Arnelle                    Sam F. Segnar
Director                            Director

/s/R. Stuart Dickson                /s/ Jean Head Sisco
R. Stuart Dickson                   Jean Head Sisco
Director                            Director

/s/B.F. Dolan                       /s/John W. Snow
B.F. Dolan                          John W. Snow
Director                            Director

/s/Paul E. Gagne                    /s/Martin D. Walker
Paul E. Gagne                       Martin D. Walker
Director                            Director

/s/John D. Macomber                 /s/Thomas B. Wheeler
John D. Macomber                    Thomas B. Wheeler
Director                            Director


                                   /s/Stephen L. Key
                                   Stephen L. Key
                                   Executive Vice President
                                   and Chief Financial Officer
                                   (principal financial officer)


                                  /s/Richard L. Yates
                                  Richard L. Yates
                                  Vice President and Controller
                                  (principal accounting officer)